UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

880 Harbour Way South, Suite 600, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fourth Amendment to First Lien Credit Agreement

On February 14, 2024, SunPower Corporation (“SunPower” or the “Company”) entered into the Fourth Amendment Agreement (the “Fourth Amendment”), amending that certain Credit Agreement, dated as of September 12, 2022, as amended by the First Amendment to Credit Agreement, dated as of January 26, 2023, as amended by the Amendment and Waiver to Credit Agreement, dated as of December 8, 2023 (the “Second Amendment”), as amended by the Third Amendment Agreement, dated as of January 31, 2024 (as so amended and as otherwise amended, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among the Company, certain of its subsidiaries as guarantors, the lenders and L/C issuers party thereto, and Bank of America, N.A., as administrative agent.

The Fourth Amendment provides for, among other things, (i) permission for the Company to enter into the Second Lien Credit Agreement (as defined below), (ii) the cashless roll of all $45 million of Second Amendment Revolving Loans (as defined in the Second Amendment) with all accrued and unpaid interest into Tranche 1 Second Lien Loans (as defined below), which Second Amendment Revolving Loans will simultaneously be terminated under the First Lien Credit Agreement and reextended pursuant to the commitments under the Second Lien Credit Agreement,(iii) the amendment of certain financial covenants set out thereunder, requiring (w) First Lien Secured Net Leverage Ratio (as defined in the First Lien Credit Agreement) not to exceed 6.00:1.00 for the test period ending on or about March 31, 2025, 5.50:1.00 for the test period ending on or about June 30, 2025, 5.00:1.00 for the test periods ending on or about September 30, 2025 through September 30, 2026 and 4.50:1.00 for the test period ending December 31, 2026 and thereafter, (x) Consolidated Interest Coverage Ratio (as defined in the First Lien Credit Agreement) not to be less than 1.00:1.00 for the test period ending on or about March 31, 2025, 1.25:1.00 for the test period ending on or about June 30, 2025, 1.50:1.00 for the test period ending on or about September 30, 2025 through September 30, 2026 and 1.75:1.00 for the test period ending on or about December 31, 2026 and thereafter, (y) Consolidated Asset Coverage Ratio (as defined in the First Lien Credit Agreement) not to be less than 1.00:1.00 for the test period ending on or about March 31, 2025, 1.25:1.00 for the test period ending on or about June 30, 2025 and 1.50:1.00 for the test period ending on or about September 30, 2025 and thereafter and (z) Liquidity (as defined in the First Lien Credit Agreement) not to be less than $20,000,000 for the test period ending March 31, 2024, $30,000,000 for the test periods ending June 30, 2024 and September 30, 2024, $50,000,000 for the test period ending December 31, 2024 and $70,000,000 for the test period ending March 31, 2025 and thereafter (paragraphs (w), (x), (y) and (z) immediately above, collectively, the “Financial Covenants”) and (iv) an extension of the maturity date to the fifth anniversary of the effective date of the Fourth Amendment (the “First Lien Maturity Date”). If certain subordinated, junior lien or unsecured indebtedness is incurred that has a maturity date or weighted average life to maturity earlier than that of the Revolving Loans or Term Loans, the First Lien Maturity Date shall spring forward to 91 days prior to the maturity date of such indebtedness or date that would result in the weighted average life to maturity of the Revolving Facility or Term Loans, as applicable, being shorter than that of such indebtedness (or, if the maturity date of the Term Loan Facility (as defined below) springs forward, to 91 days prior to the new maturity date of the Term Loan Facility). The First Lien Secured Net Leverage Ratio, Consolidated Interest Coverage Ratio and the Consolidated Asset Coverage Ratio are not tested until the fiscal quarter ending March 31, 2025.

As a condition precedent to effectiveness of the Fourth Amendment, the Company and its subsidiaries entered into certain amendments, consents and waivers in respect of certain financings, including tax equity financings, entered into by subsidiaries of SunPower, including (i) the Fifth Amendment and Waiver to the Loan and Security Agreement, dated June 30, 2022 (as amended, the “Atlas Credit Agreement”) by and among, inter alios, SPWR RIC Borrower 2022-1, LLC (the “Subsidiary”), Atlas Securitized Products Holdings, L.P., as administrative agent and Computershare Trust Company, National Association, as paying agent, in order to, among other things, permanently waive certain defaults which were previously temporarily waived under the Atlas Credit Agreement as previously disclosed by the Company (the “Atlas Fifth Amendment”) and (ii) amendments, consents and waivers with respect to certain subsidiary financing agreements (including tax equity financing agreements) and related documentation, in order to, among other things, waive certain defaults or other triggered events.

As previously disclosed on December 11, 2023, the Company entered into the Second Amendment whereby, among other things, a temporary waiver of existing and certain anticipated defaults and events of default under the First Lien Credit Agreement, relating to the breach of a financial covenant and a reporting covenant (collectively, the “Defaults”), were granted. The Fourth Amendment provides for the permanent waiver of such Defaults.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, copies of which are filed as Exhibit 10.1 and incorporated herein by reference.

Second Lien Credit Agreement

On February 14, 2024, the Company entered into a Second Lien Credit Agreement with certain of its subsidiaries as guarantors party thereto, the lenders party thereto, GLAS USA LLC, as Administrative Agent, and GLAS Americas, LLC, as Collateral Agent (the “Second Lien Credit Agreement”). Capitalized terms used but not defined in this section shall have the meanings given to such terms in the Second Lien Credit Agreement.

The Second Lien Credit Agreement consists of an approximately $175 million term loan facility (“Term Loan Facility”) comprised of a $125 million tranche (“Tranche 1 Second Lien Loans”) that was borrowed on the closing date (including the cashless roll of $45 million of the Second Amendment Revolving Loans plus accrued and unpaid interest on such loans into Tranche 1 Second Lien Loans as described above). A second tranche of $50 million of loans (“Tranche 2 Second Lien Loans”) is available to be borrowed upon the satisfaction of certain conditions, including the delivery of a business plan with respect to the use of proceeds of such loans that is satisfactory to the lenders under the Second Lien Credit Agreement. The loans provided under the Second Lien Credit Agreement will mature 91 days after the First Lien Maturity Date. Each borrowing of Tranche 2 Second Lien Loans will be in a principal amount of $10,000,000 or a whole multiple of $10,000,000 in excess thereof. In connection with each $10,000,000 principal amount borrowing of Tranche 2 Second Lien Loans, Borrower shall issue to Sol Holding, LLC, for no additional consideration, a Second Tranche Warrant (as such term is defined below) exercisable for 6,680,423 Second Tranche Warrant Shares (as such term is defined below), subject to Borrower’s Stockholder Approval (as such term is defined in the Warrant). For the avoidance of doubt, the Second Tranche Warrant Shares underlying all such Second Tranche Warrants must not exceed 33,402,112 Second Tranche Warrant Shares.

SunPower expects to use the proceeds of the Term Loan Facility (i) with respect to Tranche 1 Second Lien Loans, to pay fees, expenses and transaction costs, to make capital contributions to certain joint ventures and general corporate and working capital purposes and (ii) with respect to Tranche 2 Second Lien Loans, for general corporate and working capital purposes, subject to the limitations and requirements in the Second Lien Credit Agreement.

SunPower is the sole borrower under the Second Lien Credit Agreement. The obligations under the Second Lien Credit Agreement are guaranteed by certain of its direct and indirect wholly owned domestic subsidiaries and are secured by a pledge of all of the Company’s and such subsidiary guarantors’ assets (such pledge is subordinated to the liens pursuant to the First Lien Credit Agreement), subject to customary limitations and exclusions. The security interests are evidenced by a pledge and security agreement with GLAS Americas, LLC, in its capacity as Collateral Agent, and other related agreements.

The interest rate for borrowings under the Term Loan Facility is (i) 13.00% if paying interest in cash and (ii) 15.00% if paying interest in-kind.

To the extent permitted under the First Lien Credit Agreement and related documents, the Second Lien Credit Agreement requires mandatory prepayments from the net proceeds of specified types of asset sales (subject to certain reinvestment rights), debt issuances and insurance recoveries (subject to certain reinvestment rights).

The Second Lien Credit Agreement contains affirmative and negative covenants customarily applicable to second lien credit facilities, including restricting the Company’s ability to incur additional indebtedness; create liens or guarantee obligations; enter into sale-leaseback transactions; merge, liquidate or dispose of assets; make acquisitions or other investments; enter into hedging agreements; pay dividends and make other distributions and engage in transactions with affiliates. Under the Second Lien Credit Agreement, SunPower and its subsidiaries may not invest cash or property in, or loan to, SunPower’s Unrestricted Subsidiaries in amounts exceeding the limitations set forth in the Second Lien Credit Agreement. In addition, under the Second Lien Credit Agreement, SunPower must maintain the Financial Covenants, as described above.

The Second Lien Credit Agreement contains customary representations and warranties and events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross defaults and an event of default upon a change of control of SunPower. These representations and warranties and events of default are subject to customary baskets, thresholds and exceptions. If an event of default occurs and is not cured within any applicable grace period or is not waived, the agent on behalf of the lenders would be entitled to take various actions, including accelerating amounts due under the outstanding Second Lien Credit Agreement. If the indebtedness under the Second Lien Credit Agreement were accelerated, SunPower and the subsidiaries guaranteeing the indebtedness might not have sufficient funds to pay such indebtedness. In such event the lenders would be entitled to enforce their security interests.

The Second Lien Credit Agreement contains substantially similar conditions precedent as the Fourth Amendment with respect to the requirement for the Company and its subsidiaries to obtain the various amendments, consents and waivers to the subsidiary financing facilities as described above.

The foregoing description of the Second Lien Credit Agreement is qualified in its entirety by reference to the full text of the Second Lien Credit Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Warrants to Purchase Common Stock

In connection with the Second Lien Credit Agreement, the Company agreed to issue to Sol Holding, LLC (the “Warrantholder”) warrants to purchase up to approximately 75.2 million shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), consisting of two tranches: (i) the first tranche (the “First Tranche Warrant”) consisting of a warrant exercisable for 41,752,640 shares of Common Stock (the “First Tranche Warrant Shares”) and (ii) the second tranche (the “Second Tranche Warrants” and together with the Frist Tranche Warrant, the “Warrants”) consisting of additional warrants exercisable for an aggregate of 33,402,112 shares of Common Stock (the “Second Tranche Warrant Shares” and together with the First Tranche Warrant Shares, the “Warrant Shares”). The Warrants are exercisable in whole or in part for Warrant Shares at an exercise price of $0.01 per share and expire on the tenth anniversary of issuance. The Warrantholder may pay the exercise price in cash or elect to exercise the Warrants on a “cashless” basis. Capitalized terms used but not defined in this section shall have the meanings given to such terms in the Form of Warrant.

If, after the date of the issuance of the Warrants, the Company issues shares of Common Stock, other than in an Excluded Issuance, at a price that is less than 92.5% of the 10-day VWAP of the Common Stock as of the date of the first public announcement of such issuance, or, if there is no such public announcement, the date of a binding agreement regarding such issuance, then the number of shares of Common Stock that the Warrantholder will be entitled to purchase on exercise of the Warrants will be adjusted upward pursuant to an anti-dilution formula set forth in the Warrants.

In the event of a Successor Entity Transaction, the Successor Entity of the Company shall, among other conditions, assume in writing all of the obligations under the Warrants, including the agreement to deliver to the Warrantholder a security of the Successor Entity substantially similar in form and substance to the Warrants, which, among other things, is exercisable for the appropriate number of shares of capital stock of the Successor Entity.

Upon the occurrence of an Organic Change, the Company is required to make appropriate provision to ensure that the Warrantholder will be entitled to receive, upon exercise of the Warrants after the Organic Change, the kind and amount of stock, securities and/or assets of the Company or the Successor Entity, as the case may be, that the Warrantholder would have been entitled to receive if the shares underlying the Warrants were outstanding immediately prior to the Organic Change.

In connection with an Event of Default, the Company may be required, at the election of the Warrantholder, to either (a) purchase the Warrants for a cash amount equal to the Black-Scholes Value of the unexercised portion of the Warrants or (b) permit the exercise of the Warrants pursuant to a Cashless Default Exercise for a number of shares of Common Stock with a value equal to the Black-Scholes Value of the unexercised portion of the Warrants.

On February 14, 2024, the Company received executed written consents from stockholders constituting the holders of the Company’s outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted approving the issuance of all shares of Common Stock issuable upon exercise of the First Tranche Warrant exceeding 19.99% of the number of shares of Common Stock outstanding as of that date (the “19.99% Cap”), the transactions contemplated by the Form of Warrant, the issuance of the Second Tranche Warrants and the underlying Second Tranche Warrant Shares. The Warrantholder may not exercise the Warrants to the extent that the number of shares of Common Stock to be issued to the Warrantholder upon such exercise would exceed 19.99% of the number of shares of Common Stock outstanding as of the date of the Warrant, until the twentieth calendar day following the mailing of the Information Statement (as defined below).

The foregoing description of the Warrants is qualified in its entirety by reference to the full text of the form of the Warrant, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Registration Rights Agreement

In connection with the Second Lien Credit Agreement and the issuance of the Warrants, on February 14, 2024, the Company also entered into a registration rights agreement with Sol Holding, LLC (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 or such other form as required (a “Registration Statement”) on or prior to the date that is five (5) business days following the date on which the Company files its Annual Report on Form 10-K for the fiscal year ended January 1, 2024, to register for resale the Warrant Shares issuable upon the exercise of the Warrants. The Registration Rights Agreement also requires the Company to pay certain penalties in the event that the Registration Statement is not declared effective by the SEC by the aforementioned deadline. Capitalized terms used but not defined in this section shall have the meanings given to such terms in the Registration Rights Agreement.

The Company will pay certain expenses of the parties incurred in connection with the exercise of their rights under the Registration Rights Agreement, and indemnify them for certain securities law matters in connection with any registration statement. The Registration Rights Agreement also grants the Warrantholder the right to register the Warrant Shares and/or include in an underwritten offering when either the Company or another holder of equity securities initiates a registration and/or underwritten offering. Finally, the Warrantholder has the right to request that the Company update any effective Registration Statement to accommodate any underwritten offering of the Warrant Shares in excess of $5 million, subject to certain conditions.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Amended and Restated Affiliation Agreement

In connection with the Second Lien Credit Agreement and the issuance of the Warrants, on February 14, 2024 (the “Effective Date”), the Company and Sol Holding, LLC (the “Investor”) entered into that certain Amended and Restated Affiliation Agreement (the “A&R Affiliation Agreement”), which governs the relationship between the Company and the Investor. Capitalized terms used but not defined in this section shall have the meanings given to such terms in the A&R Affiliation Agreement.

The A&R Affiliation Agreement amends and restates the terms of the previously-disclosed Affiliation Agreement, dated as of April 28, 2011 (as amended on each of June 7, 2011, December 23, 2011, February 28, 2012, August 10, 2012, April 19, 2021 and October 29, 2021, the “Affiliation Agreement”), between the Company and TotalEnergies Solar INTL SAS, formerly known as Total Gas & Power USA, SAS, and its affiliates, to, among other things, (i) reflect the novation of the Affiliation Agreement from TotalEnergies Solar INTL SAS to the Investor, (ii) remove outdated and obsolete terms, (iii) carveout the issuance of the Warrants, including the exercise thereof and issuance of Common Stock thereunder, and the Company securities held by acquirors of the Investor Group members, from the calculation of the Applicable Standstill Limit, (iv) simplify the notices required in connection with the Investor Group’s rights to maintain its percentage ownership and (v) amend the Investor’s board representation rights.

The A&R Affiliation Agreement further provides that, during the Standstill Period, no member of the Investor Group shall:

•effect or seek any transaction that would result in the Investor Group beneficially owning shares in excess of 70% of the lower of (i) the then outstanding voting stock of the Company or (ii) the then outstanding Total Current Voting Power of the Company then in effect;

•take any action which would or would reasonably be expected to require the Company to make a public announcement regarding a transaction that results in the Investor Group beneficially owning shares in excess of 70% of the lower of (i) the then outstanding voting stock of the Company or (ii) the then outstanding Total Current Voting Power of the Company then in effect;

•request the Company or Company’s directors who are independent for stock exchange listing purposes and not an Investor Director or officers or employees of the Company (such persons, the “Disinterested Directors”), to, directly or indirectly, amend or waive any of the standstill restrictions applicable to the Investor Group; or

•enter into any discussions with any third party regarding any of the foregoing.

The Standstill Period will end upon:

•a change in control of the Company;

•the first time that the Investor Group beneficially owns less than 15% of the outstanding voting power of the Company;

•certain breaches of the A&R Affiliation Agreement by the Company;

•at a time that the Investor Group has reduced its ownership level below specified thresholds, the commencement of a tender offer to acquire the Company by a third party (provided that the Standstill Period may be reinstated upon withdrawal of such third-party tender offer and certain other events); or

•the termination of the A&R Affiliation Agreement pursuant to its terms.

The issuance of the Warrants, including the exercise thereof for Common Stock, will not violate the above restrictions or require notice to the Company during the Standstill Period.

During the Standstill Period, no member of the Investor Group may, among other things, solicit proxies or become a participant in an election contest relating to the election of directors to the Company’s board of directors (the “Board”).

The Investor Group has a right to maintain its percentage ownership in connection with any new securities issued by the Company unless the Investor Group at any time owns less than 40% of the outstanding voting power of the Company. Subject to the standstill limits described above, the Investor Group may also purchase shares on the open market or in private transactions with disinterested stockholders. Generally, the loss of certain rights under the A&R Affiliation Agreement based on the Investor Group’s ownership percentage in the Company is subject to a nine-month “grace period,” during which the Investor Group may acquire more shares to stay above the applicable ownership percentage.

With respect to the Investor Group’s board representation rights under the A&R Affiliation Agreement, the Board agreed to take all action necessary so that the Board will be comprised of either 11 or nine directors, dependent on whether the Board desires to separate the roles of Chief Executive Officer and Chairman of the Board.

If the Board separates the roles of Chief Executive Officer and Chairman, then the Board shall consist of 11 directors designated as follows:

(i)the Chief Executive Officer of the Company;

(ii)a Chairman;

(iii)the number of Directors who (a) are or have been designated for such positions by the Investor Group under the A&R Affiliation Agreement, (b) are officers or employees of TotalEnergies SE or its subsidiaries, other than the Company and its subsidiaries, or (c) are officers or employees of GIP III Sol Acquisition LLC or its subsidiaries, other than the Company and its subsidiaries (each, an “Investor Director”, and collectively, the “Investor Directors”) determined as follows:

(A)until the first time that the Investor Group owns or is deemed to own less than 50% of the Total Current Voting Power of the Company then in effect, six Investor Directors;
(B)upon the first time that the Investor Group owns or is deemed to own less than 50% but not less than 40% of the Total Current Voting Power of the Company then in effect, five Investor Directors;
(C)upon the first time that the Investor Group owns or is deemed to own less than 40% but not less than 30% of the Total Current Voting Power of the Company then in effect, four Investor Directors;
(D)upon the first time that the Investor Group owns or is deemed to own less than 30% but not less than 20% of the Total Current Voting Power of the Company then in effect, three Investor Directors; and
(E)upon the first time that the Investor Group owns or is deemed to own less than 20% but not less than 10% of the Total Current Voting Power of the Company then in effect, two Investor Directors.

(iv)the number of Directors who are “independent directors” within the meaning of Rule 5605(a)(2) and the listing standards of Nasdaq and not Investor Directors (“Disinterested Directors”) necessary as to fill any vacancies in a Board consisting of 11 directors resulting from reductions in the number of Investor Directors designated in accordance with clause (iii) above, such that there will be three Disinterested Directors so long as the Investor Group owns at least 50% of the Total Current Voting Power of the Company then in effect.

If the Board does not separate the roles of Chief Executive Officer and Chairman, then the Board shall consist of nine directors designated as follows:

(i)the Chief Executive Officer of the Company, who shall serve as Chairman;

(ii)the number of Investor Directors determined as follows:

(A)until the first time that the Investor Group owns or is deemed to own less than 50% of the Total Current Voting Power of the Company then in effect, five Investor Directors;
(B)upon the first time that the Investor Group owns or is deemed to own less than 50% but not less than 40% of the Total Current Voting Power of the Company then in effect, four Investor Directors;
(C)upon the first time that the Investor Group owns or is deemed to own less than 40% but not less than 30% of the Total Current Voting Power of the Company then in effect, three Investor Directors;
(D)upon the first time that the Investor Group owns or is deemed to own less than 30% but not less than 20% of the Total Current Voting Power of the Company then in effect, two Investor Directors; and
(E)upon the first time that the Investor Group owns or is deemed to own less than 20% but not less than 10% of the Total Current Voting Power of the Company then in effect, one Investor Director.

(iii)the number of Disinterested Directors necessary as to fill any vacancies in a Board consisting of nine directors resulting from reductions in the number of Investor Directors designated in accordance with clause (ii) above, such that there will be three Disinterested Directors so long as the Investor Group owns at least 50% of the Total Current Voting Power of the Company then in effect.

The Investor Group has the right to cause a Disinterested Director to resign from the Board if the Board decides to combine the roles of Chief Executive Officer and Chairman of the Board in order for the Board composition to be consistent with the composition described above.

So long as Investor Directors serve as members of the Board, such Investor Directors will be allocated across the three classes that comprise the Board’s staggered terms for reelection in as equal an allocation as is practicable.

Until the first time that the Investor Group owns 40% or less of the outstanding voting power of the Company, the Company may not effect any of the following without first obtaining the approval of the Investor Group:

•any amendment to the Company’s certificate of incorporation or bylaws;

•an acquisition by the Company where the aggregate net present value of the consideration paid or to be paid exceeds 10% of the Company’s market capitalization;

•a disposition by the Company where the aggregate net present value of the consideration received or to be received exceeds 10% of the Company’s market capitalization;

•the adoption of any shareholder rights plan or certain changes to the Company’s shareholder rights plan;

•except for the incurrence of certain permitted indebtedness, the incurrence of additional indebtedness in excess of a specified debt amount that is based on the Company’s trailing twelve-month financial performance;

•subject to certain exceptions, any voluntary dissolution or liquidation of the Company or any company that it controls;

•any voluntary bankruptcy filing by the Company or any company that it controls or the failure to oppose any other person’s bankruptcy filing or action to appoint a receiver of the Company or any company that it controls; or

•any repurchase of Company Common Stock, except in connection with the Company’s equity plan.

Until the first time that the Investor Group beneficially owns less than 15% of the outstanding voting power of the Company, neither the Company nor the Board is permitted to adopt any shareholder rights plan that would have specified adverse effects on the Investor Group or a transferee of 40% of the voting power of the Company from a member of the Investor Group in accordance with the provisions of the A&R Affiliation Agreement, without the approval of the Investor Group.

Additionally, for so long as the Investor Group owns or is deemed to own at least 30% of the Total Current Voting Power of the Company then in effect:

•the Audit Committee of the Board will be comprised of three Disinterested Directors;

•the Compensation Committee of the Board will be comprised of two Disinterested Directors and two Investor Directors;

•the Nominating and Governance Committee of the Board will be comprised of two Disinterested Directors and two Investor Directors; and

•any other standing or ad hoc committee of the Board will be comprised of two Disinterested Directors and two Investor Directors;

provided that, an Investor Director will not be included in the membership of any such committee, the sole purpose of which is to consider any transaction for which there exists an actual conflict of interest between any member of the Investor Group, on the one hand, and the Company or its Affiliates, on the other hand, in the reasonable judgment of the Disinterested Directors.

The Investor Group also has the right to designate up to four board observers to attend all meetings of the Board and each committee of the Board until the first time that the Investor Group owns or is deemed to own less than 10% of the Total Current Voting Power of the Company then in effect and to the extent the Investor Group is not then entitled to membership of an Investor Director on such committee.

At any time when the Investor Group owns at least 30% of the outstanding voting power of the Company, neither the Investor Group nor the Company may effect any of the following without first obtaining the approval of a majority of the Disinterested Directors:

•any amendment to the Company’s bylaws or certificate of incorporation;

•any transaction that, in the reasonable judgment of the Disinterested Directors, involves an actual conflict of interest between the Investor Group, on the one hand, and the Company and its affiliates, on the other hand;

•the adoption of any shareholder purchase rights plan or the amendment;

•except as provided above, the commencement of any tender offer or exchange offer by the Investor Group for shares of the Company or securities convertible into shares of the Company, or the approval of a merger of the Company or any company that it controls with a member of the Investor Group;

•any voluntary dissolution or liquidation of the Company or any company that it controls;

•any voluntary bankruptcy filing by the Company or any company that it controls or the failure to oppose any other person’s bankruptcy filing or action to appoint a receiver of the Company or any company that it controls;

•any delegation of all or a portion of the authority of the Board to any committee of the Board;

•any amendment, modification or waiver of any provision of the A&R Affiliation Agreement;

•any modification of director’s and officer’s insurance coverage; or

•any reduction in the compensation of the Disinterested Directors.

The foregoing description of the A&R Affiliation Agreement is qualified in its entirety by reference to the full text of the A&R Affiliation Agreement, a copy of which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Second Lien Credit Agreement is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on December 6, 2023, the Company became aware of a breach of certain financial reporting covenants under the Atlas Credit Agreement. On December 22, 2023, the Subsidiary entered into the Fourth Amendment and Temporary Waiver to the Atlas Credit Agreement, which, among other things, provided for a temporary waiver of these events of default and other related matters. As previously disclosed, these waivers were subsequently extended through February 16, 2024.

The Atlas Fifth Amendment provides for, among other things, (i) a permanent waiver of these events of defaults and other related matters and (ii) an extension of the maturity date from December 18, 2024 to August [18], 2025, subject to extension to June [18], 2026 if certain conditions are met, including payment of an extension fee.

Item 3.02	Unregistered Sale of Equity Securities.
The information contained above in Item 1.01 relating to the Warrants is hereby incorporated by reference into this Item 3.02. Such Warrants were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder as transactions not involving a public offering, in reliance upon the following facts: no general solicitation was used in the offer or sale of such securities; the recipients of the securities had adequate access to information about the Company; each recipient of such securities represented its acquisition thereof as principal for its own account and its lack of any arrangements or understandings regarding the distribution of such securities; each recipient of such securities represented its capability of evaluating the merits of an investment in the Company’s securities due to its knowledge, sophistication and experience in business and financial matters; and such securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or sell or a solicitation of an offer to sell or buy the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the A&R Affiliation Agreement is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 14, 2024, the Company received executed written consents from stockholders constituting the holders of the Company’s outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted approving the issuance of all shares of Common Stock issuable upon exercise of the First Tranche Warrant exceeding the 19.99% Cap, the transactions contemplated by the Form of Warrant, the issuance of the Second Tranche Warrants (as defined in the Form of Warrant) and the underlying Second Tranche Warrant Shares (as defined in the Form of Warrant). Pursuant to rules adopted by the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”), a Schedule 14C Information Statement will be filed with the SEC as soon as practicable and mailed to the holders of Common Stock (the “Information Statement”).

Item 7.01	Regulation FD.

On February 14, 2024, the Company issued a press release announcing the transactions described herein. A copy of the press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the press release incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Caution Regarding Forward-Looking Statements

Certain of the statements contained in this current report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and the assumptions underlying such statements. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “potential,” “will,” “would,” “should,” and similar expressions to identify forward-looking statements. Forward-looking statements in this report include, but are not limited to, our expected plans for the use of proceeds, our ability to comply with debt covenants and our ability to repay our obligations as they come due. These forward-looking statements are based on information available to us as of the date of this report and our current expectations, forecasts, and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed in Part I, Item 1A, “Risk Factors,” and elsewhere in our annual report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC. Please see these and our other filings with the SEC for additional information on risks and uncertainties that could cause actual results to differ. These forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaim any responsibility to, update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to First Lien Credit Agreement
10.2	Second Lien Credit Agreement
10.3	Form of Warrant to Purchase Common Stock
10.4	Registration Rights Agreement
10.5	Amended and Restated Affiliation Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
99.1	Press Release, dated February 14, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

February 15, 2024	By:	/S/ ELIZABETH EBY
	Name:	Elizabeth Eby
	Title:	Executive Vice President and Chief Financial Officer